JT-Books:JPM, Citi	100% POT	Co-Mgrs: BarCap,Credit Ag, UBS

CLS	SIZE	WAL	Mdy/F	WNDW	LGL	B-MRK	Pxing	% Coup	$
A1	$220mm	0.29	P-1/F-1+	8mths	10/11	IL -2	0.29813	0.29813	100.000000
A2	$350mm	0.99	Aaa/AAA	9mths	09/12	EDSF +15	0.586	0.58	99.994780
A3	$363mm	1.65	Aaa/AAA	9mths	04/13	EDSF +25	0.831	0.82	99.984380
A4	$67mm	2.00	Aaa/AAA	2mths	01/14	IS +30	0.967	0.96	99.989990

• PxSpeed:	100% PPM	• ERISA:	Yes
• Timing:	Pxd	• Exp Settle:	09/23/2010	• Registration:	SEC-public
• Bill & Deliver:	JPM

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.